EXHIBIT NUMBER 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IMRglobal Corp. for the registration of 3,408,846 shares of its common stock and to the incorporation by reference therein of our report dated August 20, 1999 (except for Note 23, as to which the date is October 25, 1999) with respect to the consolidated financial statements of IMRglobal Corp. included in the Current Report Form 8-K dated November 15, 1999 filed with the Securities and Exchange Commission.

                                                           /S/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP

Tampa, Florida
November 29, 1999